SUB-ITEM 77Q1(g): Copies of any merger or
consolidation agreement, and other documents
relevant to the information sought in sub-item 77M
above.
In connection with the Registrant's response to sub-
item 77M regarding the reorganization of the
Aberdeen Emerging Markets Debt Local Currency
Fund (the "Acquired Fund") into the Aberdeen
Emerging Markets Debt Fund (the "Acquiring
Fund"), attached hereto is a copy of the Agreement
and Plan of Reorganization among the Acquired
Fund and Acquiring Fund, and Aberdeen Asset
Management Inc.
AGREEMENT AND PLAN OF
REORGANIZATION
            THIS AGREEMENT AND PLAN
OF REORGANIZATION (the "Agreement") is
made as of this 1st day of August, 2016, by
Aberdeen Funds, a Delaware statutory trust (the
"Aberdeen Trust") on behalf of its series, the
Aberdeen  Emerging Markets Debt Local Currency
Fund (the "Acquired Fund") and the Aberdeen
Emerging Markets Debt Fund (the "Acquiring
Fund") (the Acquired Fund and the Acquiring Fund,
collectively, the "Funds," and each, a "Fund"), and,
solely for purposes of paragraphs 4.2, 5.6 and 8.2
hereof, Aberdeen Asset Management Inc., a
corporation organized under the laws of the State of
Delaware ("AAMI").
            This Agreement is intended to be and
is adopted as a plan of reorganization within the
meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended (the "Code").  The
reorganization of the Acquired Fund (the
"Reorganization") will consist of the transfer of all
of the assets of the Acquired Fund in exchange
solely for Class A, Class C, Class R, Institutional
Class and Institutional Service Class shares
(collectively, the "Shares") of the Acquiring Fund
and the assumption by the Acquiring Fund of all of
the liabilities of the Acquired Fund, and the
distribution, on or after the Closing Date hereinafter
referred to, of Shares of the Acquiring Fund
("Acquiring Fund Shares") to the shareholders of
the Acquired Fund in liquidation of the Acquired
Fund as provided herein, all upon the terms and
conditions hereinafter set forth in this Agreement.
            As the Funds are each series of the
Aberdeen Trust, all parties to this Agreement
acknowledge and accept that each Fund does not
have a Board of Trustees or officers separate from
the other series of the Aberdeen Trust.
Accordingly, all representations, warranties,
covenants and/or other obligations of any kind
made by each Fund in this Agreement are expressly
understood by all parties to this Agreement as being
made by the Trustees or officers of the Aberdeen
Trust, as applicable, in their respective capacities as
Trustees or officers (and not in their individual
capacities) for, and on behalf of, each Fund.
            WHEREAS, the Board of Trustees
of the Aberdeen Trust, on behalf of the Acquired
Fund, has determined that the exchange of all of the
assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of the liabilities of the
Acquired Fund by the Acquiring Fund is in the best
interests of the Acquired Fund and that the interests
of the existing shareholders of the Acquired Fund
would not be diluted as a result of this transaction;
and
            WHEREAS, the Board of Trustees
of the Aberdeen Trust, on behalf of the Acquiring
Fund, has determined that the exchange of all of the
assets of the Acquired Fund for Acquiring Fund
Shares and the assumption of the liabilities of the
Acquired Fund by the Acquiring Fund is in the best
interests of the Acquiring Fund's shareholders and
that the interests of the existing shareholders of the
Acquiring Fund would not be diluted as a result of
this transaction.
            NOW, THEREFORE, in
consideration of the premises and of the covenants
and agreements hereinafter set forth, the parties
hereto covenant and agree as follows:
            1.	Transfer of assets of the
Acquired Fund in exchange for Acquiring Fund
Shares and assumption of the Acquired Fund's
liabilities and liquidation of the Acquired Fund.
            1.1.	Subject to the terms and
conditions herein set forth and on the basis of the
representations and warranties contained herein, the
Acquired Fund agrees to transfer its assets as set
forth in paragraph 1.2 to the Acquiring Fund, and
the Acquiring Fund agrees in exchange therefor:  (i)
to deliver to the Acquired Fund the number of each
corresponding class of Acquiring Fund Shares,
including fractional Acquiring Fund Shares,
determined by dividing the value of the Acquired
Fund's net assets, attributable to each share class of
the Acquired Fund (as set forth below), computed in
the manner and as of the time and date set forth in
paragraph 2.1, by the net asset value of one
Acquiring Fund Share of the corresponding class (as
set forth below); and (ii) to assume the liabilities of
the Acquired Fund, as set forth in paragraph 1.3.
Such transactions shall take place at the closing
provided for in paragraph 3.1 (the "Closing").
                  The classes of shares of the
Acquiring Fund correspond to the classes of shares
of the Acquired Fund as follows: Class A shares of
the Acquiring Fund correspond to Class A shares of
the Acquired Fund; Class C shares of the Acquiring
Fund correspond to Class C shares of the Acquired
Fund; Class R shares of the Acquiring Fund
correspond to Class R shares of the Acquired Fund;
Institutional Class shares of the Acquiring Fund
correspond to Institutional Class shares of the
Acquired Fund; and Institutional Service Class
shares of the Acquiring Fund correspond to
Institutional Service Class shares of the Acquired
Fund.
            1.2.	The assets of the Acquired
Fund to be acquired by the Acquiring Fund shall
consist of all property including, without limitation,
all cash, securities and dividend or interest
receivables that are owned by or owed to the
Acquired Fund and any deferred or prepaid
expenses shown as an asset on the books of the
Acquired Fund on the Closing date provided in
paragraph 3.1 (the "Closing Date").
            1.3.	The Acquired Fund will
endeavor to discharge all of the known liabilities
and obligations of the Acquired Fund prior to the
Closing Date, other than those liabilities and
obligations which would otherwise be discharged at
a later date in the ordinary course of business.  The
Acquiring Fund shall assume all liabilities,
expenses, costs, charges and reserves, whether
absolute or contingent, known or unknown, accrued
or unaccrued, including those liabilities reflected on
unaudited statements of assets and liabilities of the
Acquired Fund and the Acquiring Fund prepared by
State Street Bank and Trust Company ("State
Street"), the accounting agent of each Fund, as of
the Valuation Date (as defined in paragraph 2.1), in
accordance with generally accepted accounting
principles consistently applied from the prior
audited period.  The Acquiring Fund shall also
assume any liabilities, expenses, costs or charges
incurred by or on behalf of the Acquired Fund
specifically arising from or relating to the
operations and/or transactions of the Acquired Fund
prior to and including the Closing Date but which
are not reflected on the above-mentioned statement
of assets and liabilities, including any liabilities,
expenses, costs or charges arising under paragraph
5.4 hereof.
            1.4.	As soon on or after the
Closing Date as is conveniently practicable (the
"Liquidation Date"), the Acquired Fund will
liquidate and distribute pro rata to the Acquired
Fund's shareholders of record determined as of the
close of business on the Closing Date (the "Fund
Shareholders") the Acquiring Fund Shares it receives
pursuant to paragraph 1.1.  Such liquidation and
distribution will be accomplished by the transfer of
the Acquiring Fund Shares then credited to the
account of the Acquired Fund on the books of the
Acquiring Fund to open accounts on the share
records of the Acquiring Fund in the name of the
Acquired Fund's shareholders representing the
respective pro rata number of each class of
Acquiring Fund Shares due Acquired Fund
shareholders holding the corresponding class of the
Acquired Fund's shares.  All issued and outstanding
shares of the Acquired Fund will simultaneously be
canceled on the books of the Acquired Fund,
although any share certificates representing interests
in the Acquired Fund will represent a number of
Acquiring Fund Shares after the Closing Date as
determined in accordance with paragraph 2.2.  The
Acquiring Fund shall not issue certificates
representing the Acquiring Fund Shares in
connection with such exchange.
            1.5.	Ownership of Acquiring
Fund Shares will be shown on the books of the
Acquiring Fund's transfer agent.  Shares of the
Acquiring Fund will be issued in the manner
described in the Acquiring Fund's current
prospectus and statement of additional information.
            1.6.	Any transfer taxes payable
upon issuance of the Acquiring Fund Shares in a
name other than the registered holder of the
Acquired Fund Shares on the books of the Acquired
Fund as of that time shall, as a condition of such
issuance and transfer, be paid by the person to
whom such Acquiring Fund Shares are to be issued
and transferred.
            1.7.	Any reporting responsibility
of the Acquired Fund is and shall remain the
responsibility of the Acquired Fund up to and
including the Closing Date and such later date on
which the Acquired Fund is terminated.
            2.	Valuation
            2.1.	The value of the Acquired
Fund's assets to be acquired hereunder shall be the
value of such assets computed as of the close of
regular trading on The New York Stock Exchange,
Inc. (the "NYSE") on the Closing Date (such time
and date being hereinafter called the "Valuation
Date"), using the valuation procedures set forth in
the Acquired Fund's then current prospectus or
statement of additional information.
            2.2.	The number of Shares of the
Acquiring Fund to be issued (including fractional
shares, if any) in exchange for shares of beneficial
interest of the Acquired Fund shall be determined
by dividing the value of the net assets of the
Acquired Fund attributable to each class of its
shares of beneficial interest determined using the
same valuation procedures referred to in paragraph
2.1 by the net asset value per Share of the
corresponding class of the Acquiring Fund
computed as of the close of regular trading on the
NYSE on the Closing Date, using the valuation
procedures set forth in the Acquiring Fund's then
current prospectus or statement of additional
information.
            2.3.	All computations of value
with respect to the Acquiring Fund and the Acquired
Fund shall be made by State Street in accordance
with its regular practice as pricing agent for the
Acquiring Fund.
            3.	Closing and Closing Date
            3.1.	The Closing Date for the
Reorganization shall be August 15, 2016, or such
other date as the parties to such Reorganization may
agree to in writing.  All acts taking place at the
Closing shall be deemed to take place immediately
prior to the opening of trading on the NYSE on the
Closing Date unless otherwise provided.  The
Closing shall be held at the offices of the Acquired
Fund or at such other place as the parties may agree.
            3.2.	State Street, the custodian for
the Acquiring Fund, shall deliver as soon as
practicable after the Closing a certificate of an
authorized officer stating that: (a) the Acquired
Fund's portfolio securities, cash and any other
assets have been delivered in proper form to the
Acquiring Fund on the Closing Date; and (b) all
necessary taxes, including all applicable federal and
state stock transfer stamps, if any, have been paid,
or provision for payment has been made, in
conjunction with the delivery of portfolio securities.
            3.3.	In the event that on the
Valuation Date (a) the NYSE or another primary
trading market for portfolio securities of the
Acquiring Fund or the Acquired Fund shall be
closed to trading or trading thereon shall be
restricted; or (b) trading or the reporting of trading
on the NYSE or elsewhere shall be disrupted so that
accurate appraisal of the value of the net assets of
the Acquiring Fund or the Acquired Fund is
impracticable, the Closing Date shall be postponed
until the first business day after the day when
trading shall have been fully resumed and reporting
shall have been restored.
            3.4.	The Acquired Fund shall
instruct its transfer agent to provide at the Closing,
or immediately prior to the Closing, a list of the
names and addresses of the Acquired Fund's
shareholders and the number and value of each class
of outstanding Shares owned by each such
shareholder to the Acquiring Fund's transfer agent.
The Acquiring Fund shall instruct its transfer agent
to issue and deliver a confirmation evidencing the
value of the Acquiring Fund Shares to be credited to
the Acquired Fund's account on the Closing Date to
the Secretary of the Aberdeen Trust or provide
evidence satisfactory to the Acquired Fund that
such Acquiring Fund Shares have been credited to
the Acquired Fund's account on the books of the
Acquiring Fund.  At the Closing, the Aberdeen
Trust, on behalf of the Funds, shall deliver to
counsel any bills of sale, checks, assignments, share
certificates, if any, receipts or other documents as
counsel may request.
            4.	Representations and
Warranties
            4.1.	The Aberdeen Trust, on
behalf of each Fund, represents and warrants that:
            (a)	The Funds are not, and the
execution, delivery and performance of this
Agreement by the Aberdeen Trust will not result, in
a violation of the Aberdeen Trust's Agreement and
Declaration of Trust, as amended, or By-Laws or
any material agreement, indenture, instrument,
contract, lease or other undertaking to which the
Aberdeen Trust, on behalf of the Funds, is a party or
by which the Funds or their property are bound;
            (b)	There are no contracts or
other commitments (other than this Agreement) of
the Acquired Fund which will be terminated with
liability to the Acquired Fund prior to the Closing
Date;
            (c)	The Aberdeen Trust is a
registered investment company classified as a
management company of the open-end type and its
registration with the Securities and Exchange
Commission  (the "Commission") as an investment
company under the Investment Company Act of
1940, as amended (the "1940 Act"), is in full force
and effect;
            (d)	No litigation or
administrative proceeding or investigation of or
before any court or governmental body is presently
pending or to its knowledge threatened against the
Funds or any of their properties or assets which, if
adversely determined, would materially and
adversely affect their financial condition or the
conduct of their business.  The Aberdeen Trust
knows of no facts which might form the basis for
the institution of such proceedings and are not a
party to or subject to the provisions of any order,
decree or judgment of any court or governmental
body which materially and adversely affects their
business or their ability to consummate the
transactions contemplated herein;
            (e)	The Statements of Assets and
Liabilities of the Acquired Fund as of October 31,
2015, including the Schedule of Investments and the
related Statement of Operations for the year then
ended, the Statement of Changes in Net Assets for
each of the two years in the period then ended and
the Financial Highlights for each of the five years in
the period then ended, have been audited by KPMG
LLP, an independent registered public accounting
firm, and are in accordance with generally accepted
accounting principles consistently applied, and such
statements (copies of which have been furnished to
the Acquiring Fund) fairly reflect the financial
condition of the Acquired Fund as of such dates, and
such statements (copies of which have been
furnished to the Acquiring Fund) fairly reflect the
financial condition of the Acquired Fund as of such
dates.  The unaudited financial statements of the
Acquired Fund for the six-months ended April 30,
2016 have been prepared in accordance with
generally accepted accounting principles consistently
applied, and such statements (copies of which have
been furnished to the Acquiring Fund) fairly reflect
the financial condition of the Acquired Fund as of
such dates, and there are no known contingent
liabilities of the Acquired Fund as of August 1, 2016
that are not disclosed therein.
            (f)	Since October 31, 2015 and
April 30, 2016, there has not been any material
adverse change in the Acquired Fund's financial
condition, assets, liabilities or business other than
changes occurring in the ordinary course of business,
or any incurrence by the Acquired Fund of
indebtedness maturing more than one year from the
date such indebtedness was incurred.  For purposes
of this subparagraph (f), a decline in net asset value
per share of the Acquired Fund due to declines in
market values of securities in the Acquired Fund's
portfolio, the discharge of Acquired Fund liabilities,
or the redemption of Acquired Fund shares by
Acquired Fund shareholders shall not constitute a
material adverse change;
            (g)	At the date hereof and at the
Closing Date, all federal and other tax returns and
reports, including extensions, of the Acquired Fund
required by law to have been filed by such dates
shall have been filed and are or will be correct in all
material respects, and all federal and other taxes
shall have been paid so far as due, or provision shall
have been made for the payment thereof and, to the
best of the Acquired Fund's knowledge, no such
return is currently under audit and no assessment has
been asserted with respect to such returns;
            (h)	To the knowledge of the
Aberdeen Trust, the Acquiring Fund will meet the
requirements of Subchapter M of the Code for
qualification as a regulated investment company
from and including the taxable year that includes
the Closing Date and will be eligible to, and will,
compute its federal income tax under Section 852 of
the Code;
            (i)	For each taxable year of its
operation (including the taxable year ending on the
Closing Date), the Acquired Fund has met the
requirements of Subchapter M of the Code for
qualification as a regulated investment company
and has elected to be treated as such and has been
eligible to and has computed its federal income tax
under Section 852 of the Code; and the Acquired
Fund will have distributed all of its investment
company taxable income and net capital gain (as
defined in the Code) that has accrued through the
Closing Date;
            (j)	All of the issued and
outstanding shares of beneficial interest of the
Acquired Fund will, at the time of Closing, be held
by the persons and in the amounts set forth in the
records of the transfer agent as provided in
paragraph 3.4.  The Acquired Fund does not have
outstanding any options, warrants or other rights to
subscribe for or purchase any of its shares, nor is
there outstanding any security convertible into any
of its shares;
            (k)	At the Closing Date, the
Acquired Fund will have good and marketable title
to the Acquired Fund's assets to be transferred to
the Acquiring Fund pursuant to paragraph 1.2 and
full right, power and authority to sell, assign,
transfer and deliver such assets hereunder.  Upon
delivery and payment for such assets, the Acquiring
Fund will acquire good and marketable title thereto,
subject to no restrictions on the full transfer thereof,
except such restrictions as might arise under the
Securities Act of 1933, as amended (the "1933
Act"), and the 1940 Act with respect to privately
placed or otherwise restricted securities that the
Acquired Fund may have acquired in the ordinary
course of business and of which the Acquiring Fund
has received notice and necessary documentation at
or prior to the Closing;
            (l)	The information to be
furnished by the Acquiring Fund and Acquired
Fund for use in applications for orders, registration
statements or proxy materials or for use in any other
document filed or to be filed with any federal, state
or local regulatory authority (including the Financial
Industry Regulatory Authority), which may be
necessary in connection with the transactions
contemplated hereby, shall be accurate and
complete in all material respects and shall comply in
all material respects with federal securities and other
laws and regulations applicable thereto;
            (m)	The current prospectus and
statement of additional information of the Acquiring
Fund and Acquired Fund on Form N-1A conform in
all material respects to the applicable requirements
of the 1933 Act and the 1940 Act and the rules and
regulations of the Commission thereunder and do
not include any untrue statement of a material fact or
omit to state any material fact required to be stated
therein or necessary to make the statements therein,
in light of the circumstances under which they were
made, not materially misleading; and
            (n)	The Acquiring Fund agrees to
use all reasonable efforts to obtain the approvals
and authorizations required by the 1933 Act, the
1940 Act and such of the state blue sky or securities
laws as it may deem appropriate in order to
continue its operations after the Closing Date.
            4.2.	AAMI represents and
warrants to the Acquiring Fund as follows: To the
knowledge of AAMI, (i) there are no claims,
actions, suits or proceedings pending against the
Acquired Fund, and (ii) there are no claims, actions,
suits or proceedings threatened, or circumstances
that have been identified by AAMI and the
Secretary thereof as reasonably likely to give rise to
any claims, actions, suits or proceedings against the
Acquired Fund that would materially adversely
affect the Acquired Fund or its assets or business,
other than those disclosed in writing to and accepted
by the Acquiring Fund.
            5.	Covenants of the Acquired
Fund and the Acquiring Fund
            5.1.	The Acquiring Fund and the
Acquired Fund will operate their respective
businesses in the ordinary course between the date
hereof and the Closing Date, it being understood
that, with respect to the Acquired Fund, such
ordinary course of business will include purchases
and sales of portfolio securities and other
instruments, sales and redemptions of Acquired
Fund shares, and the declaration and payment of
customary dividends and distributions, and with
respect to the Acquiring Fund, it shall be limited to
such actions as are customary to the organization of
a new series prior to its commencement of
operations.
            5.2.	The Acquired Fund
covenants that (i) the Acquiring Fund Shares to be
issued hereunder are not being acquired for the
purpose of making any distribution thereof other
than in accordance with the terms of this
Agreement; (ii) to the best of the knowledge of the
Acquired Fund, there is no plan or intention by
Acquired Fund's Shareholders to sell, exchange or
otherwise dispose of a number of Acquired Fund
Shares (or Acquiring Fund Shares received in the
Reorganization), in connection with the
Reorganization, that would reduce the Acquired
Fund Shareholders' ownership of Acquired Fund
Shares (or equivalent Acquiring Fund Shares) to a
number of shares that is less than 50 percent of the
number of Acquired Fund Shares as of the record
date of the Reorganization; and (iii) the Acquired
Fund will not take any position on any federal, state
or local income or franchise tax return, or take any
other tax reporting position, that is inconsistent with
the treatment of the Reorganization as a
"reorganization" within the meaning of Section
368(a) of the Code.
            5.3.	Subject to the provisions of
this Agreement, the Aberdeen Trust on behalf of the
Acquiring Fund and the Acquired Fund will take, or
cause to be taken, all action, and do or cause to be
done, all things reasonably necessary, proper or
advisable to consummate and make effective the
transactions contemplated by this Agreement.
            5.4.	The Acquiring Fund agrees to
indemnify and advance expenses to each person
who at the time of the execution of this Agreement
serves as a Trustee or Officer ("Indemnified
Person") of the Aberdeen Trust, against money
damages actually and reasonably incurred by such
Indemnified Person in connection with any claim
that is asserted against such Indemnified Person
arising out of such person's service as a Trustee or
officer of the Aberdeen Trust, as such service
involves the Acquired Fund, with respect to matters
specifically relating to the Reorganization, provided
that such indemnification and advancement of
expenses shall be permitted to the fullest extent that
is available under applicable law.  This paragraph
5.4 shall not protect any such Indemnified Person
against any liability to the Acquired Fund, the
Acquiring Fund or their shareholders to which he or
she would otherwise be subject by reason of willful
misfeasance, bad faith, gross negligence or from
reckless disregard of the duties involved in the
conduct of his or her office.  An Indemnified Person
seeking indemnification shall be entitled to
advances from the Acquiring Fund for payment of
the reasonable expenses incurred by him or her in
connection with the matter as to which he or she is
seeking indemnification in the manner and to the
fullest extent permissible under applicable law.
Such Indemnified Person shall provide to the
Acquiring Fund a written affirmation of his or her
good faith belief that the standard of conduct
necessary for indemnification by the Acquiring
Fund under this paragraph has been met and a
written undertaking to repay any advance if it
should ultimately be determined that the standard of
conduct has not been met.  In addition, at least one
of the following additional conditions shall be met:
(a) the Indemnified Person shall provide security in
form and amount acceptable to the Acquiring Fund
for its undertaking; (b) the Acquiring Fund is
insured against losses arising by reason of the
advance; or (c) either a majority of a quorum of
disinterested non-party trustees of the Acquiring
Fund, or independent legal counsel experienced in
mutual fund matters, selected by the Indemnified
Person, in a written opinion, shall have determined,
based on a review of facts readily available to the
Acquiring Fund at the time the advance is proposed
to be made, that there is reason to believe that the
Indemnified Person will ultimately be found to be
entitled to indemnification.
            5.5.	The intention of the parties is
that the transaction will qualify as a reorganization
within the meaning of Section 368(a) of the Code.
Neither the Acquiring Fund, the Acquired Fund nor
the Aberdeen Trust shall take any action, or cause
any action to be taken (including, without
limitation, the filing of any tax return) that is
inconsistent with such treatment or results in the
failure of the transaction to qualify as a
reorganization within the meaning of Section 368(a)
of the Code.  At or prior to the Closing Date, the
Acquiring Fund, the Acquired Fund and the
Aberdeen Trust will take such action, or cause such
action to be taken, as is reasonably necessary to
enable Willkie Farr & Gallagher LLP to render the
tax opinion contemplated here in paragraph 7.4.
            5.6.	AAMI agrees that the
Acquiring Fund will succeed to all rights that the
Acquired Fund has, or would have but for the
Reorganization, against AAMI or its affiliates by
reason of any act or failure to act by AAMI or any of
its affiliates prior to the Closing Date.
            6.	Conditions Precedent to
Obligations of the Aberdeen Trust
            The obligations of the Aberdeen
Trust, on behalf of the Funds, to consummate the
transactions provided for herein shall be subject, at
its election, to the performance by the Aberdeen
Trust, on behalf of the Funds, of all of the obligations
to be performed by it hereunder on or before the
Closing Date and, in addition thereto, the following
further conditions:
            6.1.	All representations and
warranties by the Aberdeen Trust, the Acquired Fund
or Acquiring Fund, contained in this Agreement
shall be true and correct in all material respects as
of the date hereof and, except as they may be
affected by the transactions contemplated by this
Agreement, as of the Closing Date with the same
force and effect as if made on and as of the Closing
Date;
            6.2.	The Aberdeen Trust has
delivered, on behalf of each Fund, a certificate
executed in its name by its Chairman, President,
Vice President, Secretary or Treasurer and dated as
of the Closing Date, to the effect that the
representations and warranties of the Aberdeen Trust
made in this Agreement are true and correct at and
as of the Closing Date, except as they may be
affected by the transactions contemplated by this
Agreement; and
            6.3.	The Aberdeen Trust, on
behalf of the Funds, shall have received on the
Closing Date a favorable opinion from Willkie Farr
& Gallagher LLP, counsel to the Aberdeen Trust,
dated as of the Closing Date, covering the following
points:
            That (a) the Aberdeen Trust is
validly existing in good standing as a statutory trust
under the Act, and has the trust power and authority
under its Agreement and Declaration of Trust, By-
Laws and resolutions adopted by its Board of
Trustees (together, the "Aberdeen Trust
Documents") and the Act to execute, deliver and
perform its obligations under the Agreement and to
carry on its business as a registered management
investment company; (b) the execution and delivery
of the Agreement and the consummation by the
Aberdeen Trust of the transactions contemplated
thereby have been duly authorized by the Aberdeen
Trust under the Aberdeen Trust Documents and the
Act; (c) the Agreement has been duly executed and
delivered by the Aberdeen Trust; (d) each Fund has
been duly established as a separate series of the
Aberdeen Trust under its Agreement and
Declaration of Trust and Section 3806(b)(2) of the
Act; (e) assuming due authorization, execution and
delivery of the Agreement by the other parties to the
Agreement, the Agreement is a valid and binding
obligation of the Aberdeen Trust enforceable in
accordance with its terms, subject to (i) bankruptcy,
insolvency, fraudulent transfer, reorganization,
moratorium, receivership or other laws of general
application relating to or affecting the enforcement
of creditors' rights and remedies, as from time to
time in effect, (ii) application of equitable principles
(regardless of whether such enforceability is
considered in a proceeding in equity or at law), (iii)
considerations of public policy or the effect of
applicable law relating to fiduciary duties and (iv)
principles of course of dealing or course of
performance and standards of good faith, fair
dealing, materiality and reasonableness that may be
applied by a court to the exercise of rights and
remedies; provided, however, that such counsel
shall express no opinion with respect to any
document referenced in, or incorporated by
reference into, the Agreement; (f) neither the
execution, delivery and performance by the
Aberdeen Trust of the Agreement, nor the
consummation by the Aberdeen Trust of the
transactions contemplated thereby, violates (i) the
Aberdeen Trust Documents or (ii) any law, rule or
regulation of the State of Delaware applicable to the
Aberdeen Trust; (g) the execution and delivery of
the Agreement and the consummation of the
transactions contemplated hereby do not result in a
material violation of any provision of any
agreement filed as an exhibit to the Aberdeen
Trust's Registration Statement on Form N-1A or
such agreements that the Aberdeen Trust has
represented to such counsel are the only other
agreements that are material to the Aberdeen Trust
and which are identified in an exhibit to the opinion
(collectively, the "Aberdeen Material Agreements")
to which the Aberdeen Trust, on behalf of each
Fund, is a party or by which it or its property is
bound or, result in the acceleration of any obligation
or the imposition of any penalty, under any
Aberdeen Material Agreement, judgment, or decree,
known to such counsel, to which a Fund is a party
or by which it or its property is bound; (h) neither
the execution, delivery and performance by the
Aberdeen Trust of the Agreement, nor the
consummation by the Aberdeen Trust of any of the
transactions contemplated thereby, requires the
consent or approval of, the withholding of objection
on the part of, the giving of notice to, the filing,
registration or qualification with, or the taking of
any other action in respect of, any governmental
authority or agency of the United States or the State
of Delaware, other than the filing of the Certificate
of Trust of the Aberdeen Trust (which Certificate of
Trust has been duly filed); (i) to the knowledge of
such counsel, there is no legal, administrative or
governmental proceeding, investigation, order,
decree or judgment of any court or governmental
body, only insofar as they relate to the Aberdeen
Trust, on behalf of each Fund, or its assets or
properties, pending, threatened or otherwise
existing on or before the Closing Date, which
materially and adversely affects the Funds'
business; (j) the Aberdeen Trust is registered as an
investment company under the 1940 Act, and, to the
knowledge of such counsel, its registration with the
Commission as an investment company under the
1940 Act is in full force and effect; and (k) the
shares of the Acquiring Fund to be issued as
provided for by the Agreement are duly authorized,
and upon issuance will be validly issued, fully paid
and non-assessable beneficial interests in the
Acquiring Fund, and under the Aberdeen Trust's
Agreement and Declaration of Trust, no shareholder
of the Acquiring Fund has any preemptive right or
similar rights. With respect to all matters of
Delaware law, such counsel shall be entitled to state
that it has relied upon the opinion of Richards,
Layton & Finger, PA and that its opinion is subject
to the same assumptions, qualifications and
limitations with respect to such matters as are
contained in the opinion of Richards, Layton &
Finger, PA.
            7.	Further Conditions Precedent
to Obligations of the Acquiring Fund and the
Acquired Fund
            If any of the conditions set forth
below do not exist on or before the Closing Date
with respect to the Funds, the Aberdeen Trust shall
not be required to consummate the transactions
contemplated by this Agreement.
            7.1.	The Board of Trustees of the
Aberdeen Trust, including a majority of the trustees
who are not "interested persons" of the Aberdeen
Trust (as defined by the 1940 Act), shall have
determined that this Agreement and the transactions
contemplated hereby are in the best interests of each
Fund and that the interests of the shareholders in
each Fund would not be diluted as a result of such
transactions.
            7.2.	On the Closing Date no
action, suit or other proceeding shall be pending
before any court or governmental agency in which it
is sought to restrain or prohibit, or obtain damages
or other relief in connection with, this Agreement or
the transactions contemplated herein.
            7.3.	All consents of other parties
and all other consents, orders and permits of federal,
state and local regulatory authorities (including those
of the Commission and of state blue sky and
securities authorities, including "no-action"
positions of and exemptive orders from such federal
and state authorities) deemed necessary by the
Aberdeen Trust to permit consummation, in all
material respects, of the transactions contemplated
hereby shall have been obtained, except where
failure to obtain any such consent, order or permit
would not involve a risk of a material adverse effect
on the assets or properties of the Acquiring Fund or
the Acquired Fund.
            7.4.	The Aberdeen Trust shall
have received on the Closing Date an opinion of
Willkie Farr & Gallagher LLP, addressed to, and in
form and substance reasonably satisfactory to, the
Acquired Fund and the Acquiring Fund and dated as
of the Closing Date, substantially to the effect that
for U.S. federal income tax purposes:
            (a)	The transfer of all of the
Acquired Fund's assets to the Acquiring Fund in
exchange for the Acquiring Fund Shares and the
assumption by the Acquiring Fund of the liabilities
of the Acquired Fund, followed by the distribution
by the Acquired Fund of such Acquiring Fund
Shares to shareholders of the Acquired Fund in
complete liquidation of the Acquired Fund, all
pursuant to the Agreement, will constitute a
"reorganization" within the meaning of Section
368(a) of the Code, and the Acquiring Fund and the
Acquired Fund will each be a "party to a
reorganization" within the meaning of Section
368(b) of the Code; (b) no gain or loss will be
recognized by the Acquiring Fund on the receipt of
the assets of the Acquired Fund solely in exchange
for the Acquiring Fund Shares and the assumption
by the Acquiring Fund of the liabilities of the
Acquired Fund; (c) except for gain or loss regularly
attributable to the termination of the Acquired
Fund's taxable year, no gain or loss will be
recognized by the Acquired Fund upon the transfer
of the Acquired Fund's assets to the Acquiring Fund
in exchange for the Acquiring Fund Shares and the
assumption by the Acquiring Fund of the liabilities
of the Acquired Fund or upon the distribution of the
Acquiring Fund Shares to the Acquired Fund's
shareholders in exchange for their shares of the
Acquired Fund; (d) no gain or loss will be
recognized by shareholders of the Acquired Fund
upon the exchange of their Acquired Fund shares of
beneficial interest for the Acquiring Fund Shares or
upon the assumption by the Acquiring Fund of the
liabilities of the Acquired Fund; (e) the aggregate tax
basis of the Acquiring Fund Shares received by each
of the Acquired Fund's shareholders pursuant to the
Reorganization will be the same as the aggregate
tax basis of the Acquired Fund shares of beneficial
interest held by such shareholder immediately prior
to the Reorganization, and the holding period of the
Acquiring Fund Shares to be received by each
Acquired Fund shareholder will include the period
during which the Acquired Fund shares of
beneficial interest exchanged therefor were held by
such shareholder (provided that such Acquired Fund
shares of beneficial interest were held as capital
assets on the date of the Reorganization); and (f)
except for assets which may be marked to market
for federal income tax purposes as a consequence of
a termination of the Acquired Fund's taxable year,
the tax basis of the Acquired Fund's assets acquired
by the Acquiring Fund will be the same as the tax
basis of such assets to the Acquired Fund
immediately prior to the Reorganization and the
holding period of the assets of the Acquired Fund in
the hands of the Acquiring Fund will include the
period during which those assets were held by the
Acquired Fund. The delivery of such opinion is
conditioned upon the receipt by Willkie Farr &
Gallagher LLP of representations it shall request of
the Aberdeen Trust.
            Notwithstanding anything herein to
the contrary, neither the Acquiring Fund nor the
Acquired Fund may waive the conditions set forth
in this paragraph 7.4.
            8.	Brokerage Fees and
Expenses; Other Agreements
            8.1.	Each Fund represents and
warrants that there are no brokers or finders or other
entities to receive any payments in connection with
the transactions provided for herein.
            8.2.	AAMI or its affiliates agrees
to bear the reasonable expenses that are solely and
directly related to the transactions contemplated by
this Agreement (determined in accordance with the
guidelines set forth in Rev. Rul. 73-54, 1973-1 C.B.
187), whether or not consummated (excluding
extraordinary expenses such as litigation expenses,
damages and other expenses not normally
associated with transactions of the type
contemplated by this Agreement).  These expenses
consist of: (i) expenses associated with preparing
this Agreement, a supplement to the Acquired
Fund's prospectus and statement of additional
information; (ii) expenses associated with filing the
supplement to the Acquired Fund's prospectus and
statement of additional information; (iii) registration
or qualification fees and expenses of preparing and
filing such forms, if any, necessary under applicable
state securities laws to qualify the Acquiring Fund
Shares to be issued in connection with the
Reorganization; (iv) postage, printing, accounting
fees and legal fees incurred by the Acquiring Fund
and by the Acquired Fund in connection with the
transactions contemplated by this Agreement; and
(v) any other reasonable Reorganization expenses.
Notwithstanding any of the foregoing, expenses will
in any event be paid by the party directly incurring
such expenses if and to the extent that the payment
by another person of such expenses would result in
the disqualification of such party as a "regulated
investment company" within the meaning of
Section 851 of the Code or would prevent the
Reorganization from qualifying as a tax-free
reorganization.
            8.3.	Any other provision of this
Agreement to the contrary notwithstanding, any
liability of either Fund under this Agreement, or in
connection with the transactions contemplated
herein with respect to such Fund, shall be
discharged only out of the assets of such Fund.
            9.	Entire Agreement; Survival
of Warranties
            9.1.	The Aberdeen Trust, on
behalf of the Acquiring Fund and the Acquired
Fund, agrees that it has not made any
representation, warranty or covenant not set forth
herein and that this Agreement constitutes the entire
agreement.
            9.2.	The representations,
warranties and covenants contained in this
Agreement or in any document delivered pursuant
hereto or in connection herewith shall survive the
consummation of the transactions contemplated
hereunder.
            10.	Termination
            This Agreement may be terminated
at any time at or prior to the Closing Date by a vote
of a majority of the Board of Trustees of the
Aberdeen Trust.
            11.	Amendments
            This Agreement may be amended,
modified or supplemented in writing in such
manner agreed upon by the authorized officers of
the Aberdeen Trust.
            12.	Notices
            12.1.	Any notice, report, statement
or demand required or permitted by any provisions
of this Agreement shall be in writing and shall be
given by prepaid telegraph, telecopy or certified
mail addressed to the Acquiring Fund at:
1735 Market
Street, 32nd Floor
Philadelphia, PA
19103
Attention: Legal
or to the Acquired Fund at:
1735 Market
Street, 32nd Floor
Philadelphia, PA
19103
Attention: Legal
            13.	Headings; Counterparts;
Governing Law; Assignment; Limitation of
Liability
            13.1.	The article and paragraph
headings contained in this Agreement are for
reference purposes only and shall not affect in any
way the meaning or interpretation of this
Agreement.
            13.2.	This Agreement may be
executed in any number of counterparts, each of
which shall be deemed an original.
            13.3.	This Agreement shall be
governed by and construed in accordance with the
laws of the State of New York.
            13.4.	This Agreement shall bind
and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party.
Except as provided in this paragraph and paragraph
5.4, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.


IN WITNESS WHEREOF, each of
the parties hereto has caused this Agreement to be
executed by its Chairman, President, Vice President
or Managing Trustee and attested to by its Vice
President, Secretary or Assistant Secretary.
ABERDEEN FUNDS or and on Behalf of  ABERDEEN
EMERGING MARKETS DEBT LOCAL CURRENCY FUND and
ABERDEEN  EMERGING MARKETS DEBT FUNDBy:  /s/
Lucia Sitar	Name: Lucia Sitar Title:
Vice PresidentAttested to by:  /s/ Megan Kennedy
Name:	Megan Kennedy Title:	Secretary
            Solely with respect to paragraphs
4.2, 5.6 and 8.2 hereof:ABERDEEN ASSET
MANAGEMENT INC.By:  /s/ James O'Connor	Name:
James O'Connor Title:	Vice President
Attested to by:  /s/ Megan Kennedy
Name:	Megan Kennedy Title:	Secretary
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